As filed with the Securities and Exchange Commission on March 21, 2005
                                                        Registration No. 333 -
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ----------------------------------

                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                            DataMirror Corporation
            (Exact name of Registrant as specified in its charter)

     Ontario                                                 Not Applicable
(Jurisdiction of Incorporation)             (I.R.S. Employer Identification No.)
                      3100 Steeles Avenue East, Suite 700
                           Markham, Ontario, Canada
                                    L3R 8T3
                                (905) 415-0310
  (Address and telephone number of Registrant's principal executive offices)

                   DataMirror Corporation Stock Option Plan
                             (Full title of plan)

                               DataMirror, Inc.
                          1600 Golf Road, Suite 1200
                           Rolling Meadows, IL 60008
                                (847) 981-5066
           (Name, address and telephone number of agent for service)


                                   Copy to:
                          Christopher W. Morgan, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                           Suite 1750, P.O. Box 258
                                222 Bay Street
                       Toronto, Ontario, Canada M5K 1J5
                                (416) 777-4700

                                             CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                             Proposed               Proposed
                                                              Maximum                Maximum               Amount of
          Title of                       Amount to be       Offering Price           Aggregate           Registration
  Securities to be Registered            Registered (1)       Per Share            Offering Price             Fee
----------------------------------------------------------------------------------------------------------------------
Common Shares                               2,400            $ 14.59(2)              $ 35,019             $  4.12
                                             640               21.57(2)                13,803                1.62
                                            1,360              20.98(2)                28,539                3.36
                                             800               13.12(2)                10,496                1.24
                                            2,840              13.27(2)                37,684                4.43
                                            2,040              11.23(2)                22,914                2.70
                                            1,400              11.22(2)                15,713                1.85
                                            1,000              13.58(2)                13,577                1.60

                                             CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                             Proposed               Proposed
                                                              Maximum                Maximum               Amount of
          Title of                       Amount to be       Offering Price           Aggregate           Registration
  Securities to be Registered            Registered (1)       Per Share            Offering Price             Fee
----------------------------------------------------------------------------------------------------------------------
Common Shares                               3,600              15.56(2)                56,000                6.59
                                            1,600              17.56(2)                28,095                3.31
                                            33,275             17.53(2)               583,451               68.67
                                            2,400              18.94(2)                45,454                5.35
                                             780               19.67(2)                15,343                1.81
                                            2,100              19.11(2)                40,122                4.72
                                            3,100              19.37(2)                60,052                7.07
                                             900               19.95(2)                17,951                2.11
                                            1,140              19.76(2)                22,529                2.65
                                             900               20.20(2)                18,183                2.14
                                            5,000              18.32(2)                91,579               10.78
                                            1,480              16.00(2)                23,674                2.79
                                            1,200              15.38(2)                18,457                2.17
                                             900               13.46(2)                12,114                1.43
                                             620               13.88(2)                 8,603                1.01
                                            2,840              13.73(2)                38,983                4.59
                                            1,200              13.00(2)                15,604                1.84
                                             840               12.23(2)                10,273                1.21
                                            1,040              10.02(2)                10,419                1.23
                                            1,200               6.37(2)                 7,642                0.90
                                            24,988              4.96(2)               123,819               14.57
                                             310                5.35(2)                 1,660                0.20
                                             800                5.57(2)                 4,456                0.52
                                             350                5.45(2)                 1,906                0.22
                                            37,015              5.22(2)               193,262               22.75
                                            3,595               4.93(2)                17,724                2.09
                                            2,540               5.12(2)                13,008                1.53
                                            1,520               5.94(2)                 9,023                1.06
                                             380                5.82(2)                 2,212                0.26
                                             690                4.77(2)                 3,293                0.39
                                             530                4.84(2)                 2,565                0.30
                                            2,000               4.68(2)                 9,362                1.10
                                             450                4.93(2)                 2,219                0.26
                                             420                5.55(2)                 2,329                0.27
                                            20,000              7.53(2)               150,650               17.73
                                             370                8.38(2)                 3,101                0.36
                                            1,620               9.57(2)                15,502                1.82
                                             760                9.65(2)                 7,336                0.86
                                            1,040              10.23(2)                10,644                1.25
                                           36,675               9.59(2)               351,873               41.41
                                            1,400               9.89(2)                13,851                1.63

                                             CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                             Proposed               Proposed
                                                              Maximum                Maximum               Amount of
          Title of                       Amount to be       Offering Price           Aggregate           Registration
  Securities to be Registered            Registered (1)       Per Share            Offering Price             Fee
    ------------------------------------------------------------------------------------------------------------------
Common Shares                               1,600               9.04(2)                14,460                1.70
                                             750                8.02(2)                 6,017                0.71
                                            1,200               8.16(2)                 9,797                1.15
                                             855                8.60(2)                 7,357                0.87
                                             525                8.42(2)                 4,422                0.52
                                             750                8.02(2)                 6,017                0.71
                                            1,500               7.42(2)                11,124                1.31
                                             760                7.34(2)                 5,579                0.66
                                             900                7.37(2)                 6,630                0.78
                                            1,900               7.04(2)                13,380                1.57
                                             600                7.15(2)                 4,290                0.50
                                            2,000               8.58(2)                17,160                2.02
                                            6,000              10.28(2)                61,657                7.26
                                            46,500              8.85(2)               411,730               48.46
                                            20,000             10.17(2)               203,360               23.94
                                            5,000              11.22(2)                56,120                6.61
                                            23,000             13.37(2)               307,485               36.19
                                            5,000              14.28(2)                71,376                8.40
                                            5,000               7.82(2)                39,076                4.60
                                            15,000              7.56(2)               113,361               13.34
                                            5,000               7.52(2)                37,621                4.43
                                           847,657            $ 7.89(3)             6,688,014              787.18

Total                                     1,207,545                               $10,338,099          $ 1,216.79
======================================================================================================================
Notes
(1)  The Common Shares being registered relate to (i) past unexercised option grants, with option exercise prices as indicated, and (ii) option grants to be undertaken in the future, with the option exercise price to be determined.

(2)  In accordance with Rule 457(h)(1) and 457(c), the maximum offering price is the option exercise price
     (initially expressed in Canadian dollars), converted into U.S. dollars using a factor of 0.8314, the inverse of the noon buying rate in New York City for cable transfers payable in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York on March 17, 2005.

(3)  In accordance with Rule 457(h)(1) and 457(c), the maximum offering price is calculated by using the average of the bid and asked prices of the Registrant's common shares on the Nasdaq National Market on March 17, 2005.
======================================================================================================================

======================================================================================================================

                               EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Stock Option Plan and consists of only those items required by General Instruction E to Form S-8. The contents of the previously filed Registration Statement on Form S-8 with respect to the same class of securities, dated April 5, 2002 (File No. 333-85940), are incorporated by reference herein.



              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT


Item 8.     Exhibits
            --------

         The following exhibits are attached hereto:

         Exhibit
         Number   Description
         ------   -----------

           4.1 Articles of Amalgamation of DataMirror Corporation, as currently in effect.(1)

           4.2 By-laws of DataMirror Corporation, as currently in effect.(1)

           4.3        Specimen DataMirror Corporation share certificate.(1)

           4.4        DataMirror Shareholder Rights Plan, dated as of
                      May 7, 2002.(1)

           5.1 Opinion of Blake, Cassels & Graydon LLP as to the legality of the securities being registered

          23.1 Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 to this Registration Statement)

          23.2        Consent of Ernst & Young LLP

          24.1 Power of Attorney (included on Signature pages of this Registration Statement).



--------
1 Incorporated by reference to the Company's Annual Report on Form 20-F, filed on June 20, 2002.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on March 21, 2005.


                                     DATAMIRROR CORPORATION


                                     By:  /s/ Peter F. Cauley
                                          --------------------------------------
                                          Peter F. Cauley
                                          Vice President, Finance and
                                          Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each officer or director of DataMirror Corporation whose signature appears below constitutes and appoints Nigel W. Stokes and Peter F. Cauley, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on March 21, 2005.


         Signature                                              Title
         ---------                                              -----


/s/ Nigel W. Stokes
------------------------------------
Nigel W. Stokes                             Chairman, President and Chief Executive Officer
                                            (Principal Executive Officer)

/s/ Peter F. Cauley
------------------------------------
Peter F. Cauley                             Vice President, Finance and Chief Financial Officer (Principal Financial Officer
                                            and Principal Accounting Officer)

/s/ P. Kirk Dixon
------------------------------------
P. Kirk Dixon                               Director


/s/ Donald L. Lenz
------------------------------------
Donald L. Lenz                              Director


/s/ Bryan E. Plug
------------------------------------
Bryan E. Plug                               Director


/s/ Keith Powell
------------------------------------
Keith Powell                                Director


/s/ E. Herman Wallenburg
------------------------------------
E. Herman Wallenburg                        Director


/s/ Donald Woodley
------------------------------------
Donald Woodley                              Director

                            AUTHORIZED REPRESENTATIVE


     Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of DataMirror Corporation and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on March 21, 2005.


                                            DataMirror, Inc.
                                            (Authorized U.S. Representative)


                                            By:   /s/ Peter F. Cauley
                                               ---------------------------------
                                                Name:  Peter F. Cauley
                                                Title: Director

                              INDEX TO EXHIBITS
                              -----------------

         Exhibit
         Number   Description
         ------   -----------

           4.1 Articles of Amalgamation of DataMirror Corporation, as currently in effect.(1)

           4.2 By-laws of DataMirror Corporation, as currently in effect.(1)

           4.3        Specimen DataMirror Corporation share certificate.(1)

           4.4        DataMirror Shareholder Rights Plan, dated as of
                      May 7, 2002.(1)

           5.1 Opinion of Blake, Cassels & Graydon LLP as to the legality of the securities being registered

           23.1       Consent of Blake, Cassels & Graydon LLP (included in
                      Exhibit 5.1 to this Registration Statement)

           23.2       Consent of Ernst & Young LLP

           24.1 Power of Attorney (included on Signature pages of this Registration Statement).


---------
1 Incorporated by reference to the Company's Annual Report on Form 20-F, filed on June 20, 2002.

                                                                   Exhibit 5.1

BLAKE, CASSELS & GRAYDON LLP

                                                    Box 25, Commerce Court West
                                                    199 Bay Street
                                                    Toronto, Ontario, Canada
                                                    M5L 1A9


March 21, 2005                                      Deliveries: 28th Floor
                                                    Telephone: 416.863.2400
                                                    Facsimile: 416.863.2653
                                                    www.blakes.com

                                                    Reference: 51923/1

DataMirror Corporation
3100 Steeles Avenue East
Suite 1100
Markham, ON  L3R 8T3

Dear Sir or Madam:


RE: REGISTRATION STATEMENT ON FORM S-8 RELATING TO THE DATAMIRROR CORPORATION STOCK OPTION PLAN (THE "PLAN")
         -------------------------------------------------------------

Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by DataMirror Corporation (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of a total of 1,207,545 Common Shares of the Company issuable pursuant to options granted under the Plan (the "Shares").

We have examined, and are familiar with, and have relied as to factual matters solely upon, a copy of the Plan, the currently effective articles and by-laws of the Company, resolutions of the Board of Directors and the shareholders of the Company and originals or copies of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, conformed, telecopies, facsimiles or photostatic copies.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan and the terms of any agreement relating to such issuance, will be validly issued and fully paid and non-assessable.

We acknowledge that we are referred to in Item 8 of the Registration Statement and we hereby consent to the use of this opinion and consent for filing with the Registration Statement as Exhibits 5.1 and 23.1 thereto.

This opinion is rendered solely for the benefit of DataMirror Corporation and may not be used or relied upon for any other purpose or used or relied upon by any other person without our prior written consent.


                                           Yours truly,

                                           (signed) BLAKE,CASSELS & GRAYDON LLP

                                                                  Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Stock Option Plan of DataMirror Corporation of our report dated March 5, 2004 [except as to note 21, which is as of May 14, 2004], with respect to the consolidated financial statements of DataMirror Corporation included in its Annual Report (Form 20-F/A), for the year ended January 31, 2004, filed with the Securities and Exchange Commission.

Our audits also included the financial statement schedule of DataMirror Corporation included on page 99 of the Annual Report (Form 20-F/A) for the year ended January 31, 2004. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



Toronto, Canada                                     /s/ ERNST & YOUNG LLP
March 21, 2005                                        Chartered Accountants